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                                                                EXHIBIT 10.39

                                                        EXECUTION COUNTERPART


                               GUARANTY AGREEMENT

        THIS GUARANTY AGREEMENT (this "Guaranty") is made as of the 31 day of December, 1996, by Doubletree Corporation, a Delaware corporation (hereinafter referred to as "Doubletree" or as the "Guarantor"), in favor of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("GMAC-CM"), and its successors and assigns.

                                    RECITALS

        A. GMAC-CM has agreed to provide a Forward Commitment, substantially in the form of Exhibit A attached hereto and made a part hereof (as amended from time to time, the "Forward Commitment"), for the financing of certain hotel properties with developers/borrowers approved by Guarantor or by Candlewood Hotel Company, Inc., a Delaware corporation ("Candlewood"). Guarantor or Candlewood will submit the approved projects to GMAC-CM for loan underwriting. Such loans which are accepted by GMAC-CM and for which it issues a Forward Commitment shall be hereinafter referred to as the "Mortgage Loans."

        B. Doubletree owns a substantial equity interest in Candlewood and will receive a substantial benefit from the projects to be financed by GMAC-CM.

        C. Doubletree has agreed to certain guaranties and credit enhancements in connection with the Mortgage Loans as more fully set forth herein.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the matters described in the foregoing Recitals, in order to induce GMAC-CM to enter into the Forward Commitment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Guaranty, the following terms shall have the meanings indicated:

        (a) "AFFILIATE OF MORTGAGOR" means, with respect to Mortgagor, another Person who: (i) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Mortgagor; (ii) is a partner, director, officer or trustee of the Mortgagor or of any Person covered by clause (i) above; (iii) is a partner of a partnership or joint venture which owns, or is a beneficiary or trustee of a trust which owns, or other owner of any stock or other evidences of beneficial ownership in, the Mortgagor or any Person who directly or indirectly through one or more intermediaries controls or is controlled by the Mortgagor; or (iv) is related to the Mortgagor by blood (including grandparents of the Person specified and of his or her spouse and all lineal descendants of such grandparents) or marriage or close business association to the specified person or to any Person covered by clause (i) above or of the spouse of any of the foregoing persons. For purposes of this definition, the term "control" with respect to a Mortgagor means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Mortgagor, whether through the ownership of voting stock, by contract or otherwise.

        (b) "ALLONGE" means an instrument to be executed and delivered by the Mortgagee to assign to Guarantor each Mortgage Note being repurchased pursuant to the Repurchase Option.



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        (c)  "APPROVED PROJECT COSTS" for a particular Mortgage Loan shall have the meaning set forth in the Forward Commitment applicable to such Loan, together with any increases thereto permitted pursuant to the terms and provisions of the Building Loan Agreement for variances and cost overruns.

        (d) "ASSIGNMENT OF RENTS AND LEASES" means, with respect to any Mortgage Loan, the assignment of rents and leases executed by the Mortgagor with respect to such Mortgage Loan.

        (e) "BANKRUPTCY DEFAULT" shall mean any default under the Mortgage Loan Documents caused by the Mortgagor filing or being the subject of a bankruptcy, insolvency or reorganization proceeding under state or federal law.

        (f) "BUILDING LOAN AGREEMENT" means, with respect to any Mortgage Loan, the building loan agreement executed by the Mortgagor with respect to the Construction Loan.

        (g) "BUSINESS DAY" means any day other than a Saturday, a Sunday, a federal holiday or another day on which commercial banks in the Commonwealth of Pennsylvania are authorized or required to be closed for the conduct of their regular banking operations.

        (h) "CANDLEWOOD" shall refer to Candlewood Hotel Company, Inc., a Delaware corporation and successor to Candlewood Hotel Company, LLC, a Delaware limited liability company, together with the successors and permitted assigns of such Delaware corporation.

        (i) "CONFORMING LOAN CRITERIA" shall refer to a Mortgaged Property which at the maturity of the Construction Loan or the Extended Construction Loan, as the case may be, meets, in GMAC-CM's sole discretion, each of GMAC-CM's then current conduit origination and underwriting standards, including but not limited to (i) DSCR equal to or greater than 1.4 and (ii) the LTV shall not be greater than 75%.

        (j) "CONSTRUCTION LOAN" shall mean and refer to the construction loan over its initial loan term (and excluding any extension or renewal terms or time periods), closed and funded pursuant to the Forward Commitment.

        (k) "DEBT" means Total Assets less Total Stockholders' Equity, as reported with the U.S. Securities and Exchange Commission on any financial statements on an annual or quarterly basis, whether such financial statements are audited or are unaudited. If at any time Guarantor is not a corporation whose stock is publicly traded. "Debt" shall mean the substantial equivalent of the concept set forth in the preceding sentence, as reflected in those financial statements to be provided by Guarantor pursuant to Section 23 below.

        (l) "DELINQUENCY" AND "DELINQUENCIES" means any portion of the Indebtedness which is due and owing to GMAC-CM prior to the Maturity Date of the Mortgage Loan (whether by acceleration or otherwise) and which is not paid as and when due (following applicable notice and grace periods, if any) in accordance with the provisions of the applicable Mortgage Loan Documents.

        (m) "DOUBLETREE" shall refer to Doubletree Corporation, a Delaware corporation, its successors and permitted assigns.

        (n) "DSCR" shall mean Debt Service Coverage Ratio which shall be computed by dividing annual NOI by the annual debt service payments on the subject Mortgage Loan, including interest computed at the greater of (1) the actual average interest rate under the Mortgage Loan during the twelve month period preceding such date of determination or (2) the interest rate in effect on the last day of the month immediately preceding the date of determination.


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        (o)    "ENVIRONMENTAL INDEMNITY" means, with respect to any Mortgage
Loan, the environmental indemnity executed in connection with such Mortgage
Loan.

        (p) "EXTENDED CONSTRUCTION LOAN" shall mean the Construction Loan, to the extent the term of the same may be extended for one or both extension terms or time periods, in accordance with the conditions, terms and provisions set forth in the Forward Commitment.

        (q) "EVENT OF DEFAULT" shall have the meaning set forth in Section 11 hereof.

        (r) "EXPENSES" shall mean for any specified period, all ordinary, necessary and reasonable operating and capital expenses actually paid on a cash basis during such period and which are related to the Mortgagor's ownership and operation of the Mortgaged Property during such period. Such Expenses shall include, by way of example rather than of limitation: (1) principal, interest and other debt service payments for the Mortgage Loan secured by such Mortgaged Property; (2) property taxes and assessments; (3) utility charges;
(4) costs of providing elevator, janitorial, trash removal and maintenance services; (5) costs of maintaining and repairing the Mortgaged Property; (6) management fees, overhead and expenses (of no less than four percent (4%) of gross annual revenues); (7) franchise fees of no less than five percent (5%) of gross annual revenues; (8) an equipment and property reserve of no less than four percent (4%) of gross annual revenues; and (9) any capital improvement costs paid by Mortgagor and approved in advance in writing by GMAC-CM. Such Expenses shall not include the following: (i) any overhead of Mortgagor incurred in connection with the management of the Mortgaged Property; (ii) all amounts paid to Mortgagor or an Affiliate of Mortgagor in excess of amounts that would reasonably be paid in an arms-length transaction to a Person that is not an Affiliate of Mortgagor; (iii) non-cash deductions of Mortgagor; (iv) salaries or distributions paid or made to any employee, partner, officer, director or shareholder of Mortgagor or an Affiliate of Mortgagor; (v) the cost of capital improvements made to the Mortgaged Property not approved in advance in writing by GMAC-CM: or (vi) the cost of Mortgagor's federal, state or local income taxes, franchise taxes or other taxes (other than real property taxes for the Mortgaged Property).

        (s) "FORWARD COMMITMENT" shall have the definition set forth in the Recitals hereto.

        (t) "GMAC-CM" shall refer to GMAC Commercial Mortgage Corporation, a California corporation, and its successors and assigns.

        (u) "GROSS REVENUES" means for any specified period, all revenue received on a cash basis during such period from all sources related to the Mortgaged Property, including without limitation, all rents, issues, profits, revenues, cash proceeds from accounts and accounts receivable, and other income and proceeds from the use or occupancy of hotel rooms, conference rooms and other public facilities at the Mortgaged Property, all parking revenue, refunds, license, lease and concession fees and rentals, income from vending machines, food and beverage sales, wholesale and retail sales of merchandise, and service charges; provided, however, Gross Revenues for such specified period shall also include on an accrual basis, prorated over such specified period, any property or casualty insurance proceeds that are not used for restoration of the Mortgaged Property, any condemnation awards from a temporary taking that are not used for restoration of the Mortgaged Property or to replace such collateral with its substantial equivalent, any proceeds of business interruption and other loss of income insurance, and any health club membership fees; provided, further, Gross Revenues shall not include the following: (i) gratuities to employees, (ii) federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services, (iii) insurance proceeds (other than proceeds from business interruption or other loss of income insurance or other than property insurance not used for restoration), (iv) condemnation proceeds (other than proceeds from a temporary taking that are not used for restoration), (v) proceeds from any sale of the Mortgaged Property or from a refinancing of any debt encumbering the Mortgaged Property, (vi) proceeds from any disposition of furniture, fixtures and equipment no longer necessary for the operation of the Mortgaged Property; (vii) or interest accruing on amounts deposited in any FF&E or other reserve account.

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        (v) "GUARANTEED OBLIGATIONS" shall have the meaning set forth in
Section 11 hereof.

        (w) "GUARANTOR" shall mean Doubletree and its successors and permitted assigns.

        (x) "GUARANTY" means this Guaranty, including all Schedules and Exhibits hereto, as the same may be amended, supplemented, corrected or otherwise modified.

        (y) "GUARANTY FEE" shall have the meaning set forth in Section 9 hereof.

        (z) "GUARANTY INTEREST RATE" shall have the meaning set forth in
Section 9 hereof.

        (aa) "INDEBTEDNESS" means all principal, interest, late fees, indemnification indebtedness and other amounts outstanding, from time to time, under the Mortgage Loan Documents for a particular Mortgage Loan.

        (bb) "LETTER OF CREDIT" shall have the meaning set forth in Section 8 hereof.

        (cc) "LIQUIDATION RECOVERIES" shall have the meaning set forth in
Section 6 hereof.

        (dd) "LOAN AMOUNT" shall refer to the amount of financing that GMAC-CM agrees to provide to any Mortgagor for any of the respective Mortgage Loans, whether a Construction Loan or an Extended Construction Loan, pursuant to the Forward Commitment. The respective Loan Amounts for the Construction Loan and the Extended Construction Loan need not necessarily be the same amounts.

        (ee) "LOAN GUARANTY" means, with respect to any Mortgage Loan, any and all guaranties executed in connection therewith including, without limitation, any completion guaranty.

        (ff) "LOSS" shall have the meaning set forth in Section 6 hereof.

        (gg) "LTV" means the ratio of the Loan Amount to the fair market value of the Mortgaged Property, as such fair market value is established pursuant to an appraisal dated within thirty (30) days of such determination and acceptable in all respects to GMAC-CM, in its sole discretion.

        (hh) "MATURITY DATE" shall refer to the date any referenced Mortgage Loan then outstanding is due and payable in full.

        (ii) "MAXIMUM AMOUNT" means, with respect to any Mortgage Loan, the initial Maximum Amount for such Mortgage Loan, as said initial Maximum Amount is set forth on the Mortgage Loan Schedule, as increased by (a) interest on the Maximum Amount or the portion thereof then due, accruing from the date the same is due by Guarantor hereunder until the date paid in full, at the annual rate of three percent (3%) over the prime rate published from time to time by The Wall Street Journal, and (b) all collection costs hereunder, and as decreased by any amounts attributable to principal for such Mortgage Loan and which is actually funded by Guarantor hereunder (other than pursuant to clause (ii) of the first sentence of Section 7 below) and not reimbursed to Guarantor pursuant to the provisions hereof. The initial Maximum Amount for a particular Mortgage Loan is derived pursuant to a formula that ensures that the portion of the Mortgage Loan held by GMAC-CM which is not guaranteed under this Guaranty, does not exceed fifty-six and twenty-five hundredths percent (56.25%) of the Approved Project Costs applicable to that Mortgage Loan and related Mortgaged Property.

        (jj) "MONETARY DEFAULT" shall mean a default under the Mortgage Loan Documents which directly results from the nonpayment of a monetary sum as and when due.


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        (kk)    "MORTGAGE" means, with respect to any Mortgage Loan, the
mortgages, deeds of trust, deeds to secure debt or other real property security instruments, together with each modification, amendment and supplement thereto, creating a lien on the Mortgaged Property described therein to secure a Mortgage Note.

        (ll) "MORTGAGE/DEED OF TRUST ASSIGNMENT" means an instrument to be delivered by the Mortgagee to transfer the related Mortgage. Assignment of Rents and Leases, and all other recorded security agreements to Guarantor pursuant to the Repurchase Option.

        (mm) "MORTGAGE LOAN AND MORTGAGE LOANS" shall mean either a Construction Loan or an Extended Construction Loan closed and funded pursuant to a particular Forward Commitment as more fully set forth on the Mortgage Loan Schedule.

        (nn) "MORTGAGE LOAN DOCUMENTS" means with regard to each Mortgage Loan, the Mortgage Note, Mortgage, Assignment of Rents and Leases, Environmental Indemnity, Building Loan Agreement, Loan Guaranty, Security Agreement and each other document or instrument further securing, evidencing, indemnifying, guaranteeing or governing the Mortgage Loan or otherwise related to the Mortgage Loan.

        (oo) "MORTGAGE LOAN FILES" means the Mortgage Loan Documents and all correspondence and other materials relating to the Mortgagor, the Mortgaged Property or the Mortgage Loan, its origination or servicing.

        (pp) "MORTGAGE LOAN SCHEDULE" means the schedule of Mortgage Loans subject to executed Forward Commitments, attached hereto as Schedule 1, as the same shall be supplemented after the closing of each Mortgage Loan and as the same may be amended, corrected or otherwise modified by instrument executed or initialed by GMAC-CM and Guarantor, which schedule includes, without limitation, the initial Maximum Amount for each such loan and the Rebate Interest Rate, if any, applicable to each such loan.

        (qq) "MORTGAGE NOTE" means the promissory note or notes or other documents, together with all amendments and modifications thereof, evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

        (rr) "MORTGAGED PROPERTY" means, with respect to a Mortgage Note, the land, improvements, fixtures, personal property, contract rights (including rights under any management agreement or franchise agreement), leases, rents, hotel revenues, profits, permits and licenses (including liquor licenses), and other collateral (including any interest under a ground lease) directly securing such Mortgage Note.

        (ss) "MORTGAGEE" means, with respect to any Mortgage as of any date of determination, the holder of the related Mortgage Note as of such date.

        (tt) "MORTGAGOR" means the obligor or obligors identified as such under a Mortgage Note or Mortgage.

        (uu) "MULTIPLE DELINQUENCY" means, with respect to any Mortgage Loan, either (i) the second Delinquency to occur in any continuous twelve (12) month period or (ii) the fourth Delinquency to occur under such Mortgage Loan over its term, as may be extended from time to time.

        (vv) "NET WORTH" means, as of any date, the difference between the assets shown on the financial statements of such Person (whether certified or made in connection with a filing with the Securities and Exchange Commission) less all liabilities of such Person, including, without limitation, all Debt.

        (ww)    "NOI" shall mean

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                (a)     for purposes of GMAC-CM determining whether a Mortgage
                        Loan and the related Mortgaged Property satisfy the Conforming Loan Criteria. "NOI" shall mean Net Operating Income as defined and determined by GMAC-CM in accordance with its then-current underwriting standards and practices for its conduit program for loans of that type, which may include, without limitation:

                        1. An allowance of no less than 4% multiplied by gross annual revenues for management fees:

                        2. An allowance of no less than 5% multiplied by gross annual revenues for franchise fees payable to Candlewood; and

                        3. An allowance of no less than 4% multiplied by gross annual revenues for a property, plant, furniture, fixture, and equipment replacement reserve; and

                (b) for all other purposes, "NOI" shall mean Gross Revenues less Expenses, all to the extent confirmed by the periodic financial and property reporting and audit requirements set forth in the Mortgage Loan Documents.

        (xx) "NON-MONETARY DEFAULT" shall mean any default under the Mortgage Loan Documents beyond any applicable cure period, other than a Monetary Default and a Bankruptcy Default.

        (yy) "PARTICIPATION AGREEMENT" shall mean that agreement in the form attached hereto as Exhibit B, governing the subordinate participation rights Guarantor may obtain in a particular Mortgage Loan upon payment of Guaranteed Obligations related thereto, together with all exhibits and schedules to such agreement.

        (zz) "PERIODIC RECOVERY" shall have the meaning set forth in Section 3 hereof.

        (aaa) "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, bank, unincorporated organization or government or any agency or political subdivision thereof.

        (bbb) "REMEDIES NOTICE" shall have the meaning set forth in Section 4 hereof.

        (ccc) "REPURCHASE OPTION" shall mean the option of Gurarantor to purchase a Mortgage Loan pursuant to Section 5 hereof.

        (ddd) "SECURITY AGREEMENT" means, with respect to any Mortgage Loan, the financing statements and security agreements executed in connection therewith.

2. GUARANTY OF PAYMENT. Guarantor hereby unconditionally and irrevocably guarantees to GMAC-CM the punctual payment when due, and not merely the collectability, of (a) all Delinquencies as set forth in Section 3 below and
(b) all Loss as set forth in Section 6 below, in the aggregate up to the Maximum Amount for all Mortgage Loans. The Maximum Amount for any particular Mortgage Loan shall be reduced by the amount of any Delinquency satisfied from time to time by Guarantor in accordance with Section 3 below which is attributable to principal under a particular Mortgage Loan, and shall be increased by the cash amount, without interest, of any subsequent recoveries by GMAC-CM against the Mortgagor for those Delinquencies which were previously satisfied by Guarantor, which recoveries shall be promptly paid to Guarantor by GMAC-CM in the ordinary course of GMAC-CM's servicing of Mortgage Loan payments. Sums paid by Guarantor hereunder (other than interest and collection costs under Section 19 below), shall not be applied on account of the Indebtedness outstanding for a particular Mortgage Loan, but rather, shall constitute the purchase by Guarantor of

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a subordinated participation in such Mortgage Loan in the amount paid by
Guarantor, which participation shall be governed by the terms and provisions of the Participation Agreement. Recoveries paid by GMAC-CM to Guarantor shall be applied to reduce Guarantor's participation interest in such Mortgage Loan. Interest and collection costs paid by Guarantor under Section 19 below, will belong to GMAC-CM and will not be applied on account of the Indebtedness outstanding under any Mortgage Loan or to the purchase by Guarantor of a participation interest in any Mortgage Loan.

3. GUARANTY OF DELINQUENCIES. To the extent that for any month during a Mortgage Loan term that GMAC-CM does not receive, for any reason, any portion of the Indebtedness due for such month, following applicable notice and grace periods, if any, GMAC-CM may give written notice to Guarantor of such Delinquency. Guarantor hereby unconditionally and irrevocably guarantees to GMAC-CM that Guarantor shall pay to GMAC-CM no later than seven (7) Business Days after the date of such notice from GMAC-CM, the amount of such Delinquency, up to the then Maximum Amount. To the extent that such guarantee payment is not timely received by GMAC-CM, Guarantor shall be in default hereunder and shall be liable for interest and collection costs as set forth in
Section 19 below. To the extent that GMAC-CM subsequently receives from Mortgagor after payment of all current Indebtedness, any portion of the Delinquencies previously satisfied by Guarantor pursuant to this Guaranty (a "Periodic Recovery"), such cash Periodic Recovery amounts up to the amount of the prior Delinquency, without interest, actually received from Mortgagor shall be remitted promptly to Guarantor and shall be added to and shall increase the Maximum Amount. As described more fully in Section 27 below but subject to the provisions of Section 6(c) below, Guarantor shall have no subrogation rights against Mortgagor and shall not demand or request repayment from Mortgagor or an Affiliate of Mortgagor for any Delinquency which Guarantor has satisfied and paid under this Guaranty. Satisfaction by Guarantor of any Delinquency shall not cure or remedy Mortgagor's failure to properly pay such sums under the Mortgage Loan Documents and the Mortgage Loan default resulting therefrom.

4. LOAN ADMINISTRATION. Guarantor acknowledges and agrees that GMAC-CM has full and absolute control over administration of the Mortgage Loans, including decisions regarding whether to modify the Mortgage Loan terms, extend the Maturity Date, advance additional funds, release collateral, terminate management, franchise or other pledged contractual rights, waive or relinquish rights or remedies, or assign GMAC-CM's rights and interests, subject to the terms and conditions of such agreements and Mortgage Loan Documents. Notwithstanding the foregoing, GMAC-CM hereby agrees as follows:

        (a) GMAC-CM shall provide Guarantor with copies of all written notices of default sent to each Mortgagor by GMAC-CM;

        (b) As to those Mortgage Loan defaults which directly result from the occurrence of a Monetary Default, GMAC-CM shall only accelerate the maturity of the Indebtedness and foreclose on the Mortgaged Property, obtain a receiver therefor or accept a deed in lieu thereof if within a period of sixty
(60) days (inclusive of any applicable notice and/or grace periods set forth in the Mortgage Loan Documents) from the occurrence of such Monetary Default, the Monetary Default has not been cured by Mortgagor or satisfied by Guarantor in accordance with Section 3 above (with the seven Business Day notice period described in Section 3 being a part of such sixty-day forbearance period); provided, however, (i) the foregoing restrictions shall in no way affect or restrict GMAC-CM's rights to immediately proceed with its available remedies upon the occurrence of any Mortgage Loan default that is caused by a Bankruptcy Default or a Non-Monetary Default, and (ii) GMAC-CM shall have no obligation to forbear from pursuing its lawful remedies for such sixty-day period if the Monetary Default is a Multiple Delinquency;

        (c) If the Mortgage Loan default is a Non-Monetary Default or if the Monetary Default has not been cured within such sixty-day period or if the Monetary Default is a Multiple Delinquency, GMAC-CM may, at its option, elect to foreclose on all or a portion of the Mortgaged Property, appoint a receiver therefor, accept a deed in lieu thereof or otherwise exercise its rights and remedies as regards the Mortgaged Property and/or the Mortgagor, in which event GMAC-CM shall give Guarantor written notice (the "Remedies Notice") of (i)

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GMAC-CM's intention to pursue its available remedies and (ii) the aggregate
Indebtedness then outstanding, together with per diem interest and other charges, under the applicable Mortgage Loan. Guarantor shall then have thirty
(30) days to avoid potential exposure for a Loss by instead, exercising Guarantor's Repurchase Option; and

        (d) GMAC-CM will not materially modify the Mortgaged Loan terms, extend the Maturity Date, advance additional funds (except in an emergency) release collateral, terminate management, franchise or other material pledged contractual rights or waive or relinquish material rights or remedies, without first (i) having determined in its business judgment, after considering all facts and circumstances, that to do so is necessary or desirable to prevent a default or to protect the value of the security for the Mortgage Loan, and (ii) notifying Guarantor of GMAC-CM's intent to do so, which notice shall also constitute a Remedies Notice hereunder.

5. REPURCHASE OPTION. At any time during the thirty (30) days following GMAC-CM's Remedies Notice, Guarantor may, at its option (the "Repurchase Option") purchase the defaulted Mortgage Loan by payment to the Mortgagee, within such time period, of the aggregate Indebtedness then outstanding under such Mortgage Loan less the amount, if any, of Guarantor's participation interest in such Mortgage Loan. Upon receipt of such funds, GMAC-CM shall execute and deliver, without representation, warranty or recourse, the Allonge, the Mortgage/Deed of Trust Assignment and other assignments and transfers of the applicable Mortgage Loan Documents, together with all assignable rights of GMAC-CM in and to policies of insurance (property, title or other) and all claims thereunder, all rights of GMAC-CM to condemnation awards and all other rights of GMAC-CM related to such Mortgage Loan other than indemnification rights for the benefit of GMAC-CM which survive the payoff of such loan; provided, however, GMAC-CM shall represent and warrant that it has done nothing during its ownership of the Mortgage Loan to affect the validity and enforceability of such loan as a first mortgage lien on the Mortgaged Property, and that it has not transferred, encumbered or assigned the Mortgage Loan; and provided, further, GMAC-CM shall take such other actions as may be necessary, after taking into account all facts and circumstances, to vest in Guarantor unencumbered title to all of the foregoing, all at Guarantor's sole cost and expense.

6.       GUARANTY OF LOSS.

         (a) If Guarantor does not timely exercise its Repurchase Option and if the Mortgage Loan default is continuing, GMAC-CM may, at its option, proceed to exercise its available remedies, including foreclosure. In such event, GMAC-CM may suffer a "Loss" in an amount equal to the then outstanding Indebtedness under the Loan minus all Liquidation Recoveries (as hereinafter defined) actually received by GMAC-CM with respect to the Loan or Mortgaged Property. As used herein, the term "Liquidation Recoveries" shall mean (i) if the Mortgaged Property has been sold at foreclosure to a third party, the net cash proceeds from such foreclosure sale actually received by GMAC-CM (it being understood and agreed that Guarantor shall have the right to purchase the Mortgaged Property at such foreclosure sale), (ii) if the Mortgaged Property is acquired by GMAC-CM or its designee at a foreclosure sale (it being understood and agreed that Guarantor shall have the right to purchase the Mortgaged Property at such foreclosure sale), the successful GMAC-CM foreclosure bid less reasonable foreclosure costs, (iii) if GMAC-CM has elected to accept a deed to the Mortgaged Property in lieu of foreclosure, the value of such Mortgaged Property as reasonably agreed to by GMAC-CM based upon an internal or other appraisal of the Mortgaged Property, or (iv) if GMAC-CM has elected to pursue other available remedies, the net cash proceeds to GMAC-CM from the exercise of such remedies. GMAC-CM shall not give less than thirty (30) days prior notice to Guarantor of any foreclosure sale of the Mortgaged Property (which notice period may be part of the sixty (60) day and thirty (30) day notice periods set forth in Sections 4(b), 4(c) and 6(b) of this Agreement), which shall include the date, time and place of the sale. There shall be added to Liquidation Recoveries, the net cash amount of all sums recovered by GMAC-CM with respect to such Mortgage Loan (other than under this Guaranty), including without limitation, the net amount recovered under any policy of property, title or other insurance applicable to such Mortgage Loan, under any assigned contract or from any other guarantor of such Mortgage Loan; provided, however, GMAC-CM shall not be required to institute or prosecute any proceedings or claims against any or all of such collateral, insurance or other sources of payment (including without limitation, proceedings under the Loan Guaranty to recover any deficiency or alleged breach


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
of non-recourse covenants or conditions) as a condition of payment hereunder or enforcement of the terms of this Guaranty; provided, however, GMAC-CM shall use reasonable efforts, taking into accounts all facts and circumstances, to recover any Loss satisfied by Guarantor and to remit the same to Guarantor.

        (b) If the Mortgage Loan default is a Bankruptcy Default, the Loss guaranteed by Guarantor hereunder shall be equal to the then Maximum Amount. Within thirty (30) days of written notice from GMAC-CM of the occurrence of a Bankruptcy Default, Guarantor may, at its option, exercise its Repurchase Option as to such Mortgage Loan or shall pay to GMAC-CM the then Maximum Amount. To the extent that the Repurchase Option is not consummated or the Maximum Amount has not been received within such thirty-day period, Guarantor shall be in default hereunder, with Guarantor liable for additional interest and for collections costs, as described below.

        (c) After completion of the foreclosure or other enforcement action (except for remedies taken for a Bankruptcy Default, for which recovery against Guarantor is governed by clause (b) above) and after GMAC-CM's determination of the amount of its Loss, GMAC-CM shall provide written notice to Guarantor of the amount of such Loss. Guarantor hereby unconditionally and irrevocably guarantees to GMAC-CM that Guarantor shall pay to GMAC-CM, no later than seven (7) Business Days after the date of such notice from GMAC-CM, the amount of such Loss, up to the then Maximum Amount. To the extent that such guarantee payment is not timely received by GMAC-CM, Guarantor shall be in default hereunder and shall be liable for interest and collection costs. GMAC-CM shall not be required to seek a personal judgement against Mortgagor and/or Mortgagor's principal equity owners under the Loan Documents (for breaches of non-recourse covenants and conditions, under the Environmental Indemnity or otherwise) prior to seeking payment from Guarantor of any Loss; provided, however, GMAC-CM shall use reasonable efforts, taking into account all facts and circumstances, to recover the Loss and remit the same to Guarantor. Upon receipt by GMAC-CM of all Indebtedness owing to GMAC-CM under the Mortgage Loan Documents (except in the case of a Bankruptcy Default), GMAC-CM shall assign, without recourse, representation or warranty (except as provided in Section 5 above), the Mortgage Loan Documents to Guarantor, together with all other rights of GMAC-CM described in Section 5 above.

7. LOAN PAYDOWN. In addition to the guarantee of Delinquencies and the guarantee of Loss, as described above, Guarantor hereby unconditionally and irrevocably guarantees to GMAC-CM that, in the event that on or before sixty
(60) days prior to (a) the Maturity Date of each Construction Loan or (b) the first Maturity Date of each Extended Construction Loan, as applicable, the related Mortgaged Property has not achieved a minimum 1.10 DSCR, then, in such event, Guarantor, not earlier than sixty (60) days but at least thirty (30) days prior to each such Maturity Date shall have either (i) paid down, up to the then Maximum Amount, the Loan Amount for such particular Mortgage Loan in order to achieve a 1.10 DSCR or (ii) entered into an agreement, in the form attached to and made a part of the Participation Agreement, whereby Guarantor agrees to become fully liable for the payment of all principal, interest, net cash flow, tax and insurance escrows, and other sums payable monthly on account of such Mortgage Loan. Sums payable by Guarantor pursuant to clause (ii)of the preceding sentence shall be applied to the purchase by Guarantor of a subordinated participation in the Mortgage Loan, in accordance with the terms and provisions of the Participation Agreement, but shall not reduce the Maximum Amount. Guarantor may at any time revoke its agreement under such clause (ii) above and terminate its obligations thereunder by paying the sum then owing, if any, under clause (i) above, and such agreement will automatically terminate when the Mortgage Loan achieves a 1.10 DSCR or when the Maximum Amount for such loan equals zero (Guarantor acknowledging, however, that payments under clause
(ii) above shall not reduce the Maximum Amount). GMAC-CM will continue its customary efforts to collect all interest and other sums coming due from the Mortgagor and will promptly credit to Guarantor all sums so collected.

8.      ACCELERATION/LETTER OF CREDIT.

        (a) In addition to all other rights and remedies set forth herein, the Maximum Amount for all Mortgage Loans then outstanding shall be immediately due and payable if any of the representations and warranties in Section 22 are incorrect as of the date hereof or if, at any time during the term of any Mortgage Loan (i) Guarantor files or has filed against it a bankruptcy, insolvency or reorganization proceeding under federal or state law (unless, in the case of an involuntary proceeding, such proceeding is dismissed within sixty (60) days of the filing thereof), (ii) any representation, warranty or covenant in Section 22(b), (d), (e), (g), (i), (j),
(k) or (l) is incorrect or breached, or (iii) Guarantor breaches any covenant set forth in clauses (b) and (c) below.

        (b)     If, at any time, one or more of the covenants set forth in
Section 23 below is violated, within fifteen (15) Business Days of notice thereof by GMAC-CM, Guarantor shall obtain and deliver to GMAC-CM at Guarantor's sole expense, an unconditional, irrevocable letter of credit (the "Letter of Credit") in an amount equal to twenty-five percent (25%) of the aggregate Maximum Amount for all Mortgage Loans then outstanding. The Letter of Credit shall be from a financial institution having at least $100 million in assets, shall name GMAC-CM as the sole beneficiary and shall be in form and content acceptable to GMAC-CM, in its sole discretion. GMAC-CM shall be entitled to present the Letter of Credit and to make a draw against the same if Guarantor fails to pay a Delinquency, Loss, or other sum required to be paid under this Guaranty in accordance with the terms hereof. GMAC-CM shall promptly return the Letter of Credit to Guarantor if and to the extent that the breach of the financial covenants set forth herein is cured, without in any manner limiting GMAC-CM's rights to require another Letter of Credit if one or more of such covenants are violated at a subsequent date.

        (c) If, after obtaining the Letter of Credit and prior to its return to Guarantor, one of the covenants set forth in Section 23 below is violated for a second time (when measured at least one hundred twenty (120) days after the date of the first breach), GMAC-CM shall have the right to require Guarantor, within fifteen (15) Business Days of notice thereof by GMAC-CM, to obtain an additional letter of credit or an increase to or supplement of the Letter of Credit so that the face amount of the aggregate Letter of Credit equals fifty percent (50%) of the aggregate Maximum Amount for all Mortgage Loans then outstanding.

9. REBATE TO GUARANTOR. GMAC-CM hereby agrees to pay to Guarantor, commencing on the first day of the second month following the closing of each Mortgage Loan, an amount (the "Guaranty Fee") equal to one-twelfth (1/12) of the product of (i) that amount of interest, if any, as is set forth on the Mortgage Loan Schedule opposite the particular Mortgage Loan to which it applies (the "Guaranty Interest Rate") and (ii) the then-outstanding principal balance of such Mortgage Loan, as and to the extent that (a) GMAC-CM has received all principal, interest, net cash flow, tax and insurance escrows and other sums owing by Mortgagor under such Mortgage Loan through the payment date for the immediately preceding month and (b) GMAC-CM has made no claim against Guarantor under this Guaranty which has not been satisfied in full. Guarantor acknowledges and agrees that the Guaranty Interest Rate is in addition to the interest rate which GMAC-CM would otherwise charge to the Mortgagor, shall be disclosed to the Mortgagor in the Forward Commitment or other document, and the Guaranty Fee represents reasonable consideration to Guarantor for its costs and expenses in providing this Guaranty for the benefit of Mortgagor. Guarantor further acknowledges and agrees that if a claim has been made under this Guaranty but has not been fully satisfied for any reason, or if, for any reason, GMAC-CM has not received from the Mortgagor, by the prior month's payment date, all sums due and payable under such Mortgage Loan, the Guaranty Fee for that Mortgage Loan for that month shall be applied to the Indebtedness and shall not be due and payable to Guarantor unless and until GMAC-CM has received all such delinquent sums from Guarantor and the Mortgagor. Notwithstanding the foregoing, in those circumstances where Guarantor has exercised its option under clause (ii) of Section 7 to become fully liable for the payment of sums owing under a particular Mortgage Loan, to the extent that a Guaranty Fee is received from the Mortgagor for that Mortgage Loan, it shall be retained by GMAC-CM as consideration for GMAC-CM's increased costs of servicing such loan.

10.     TERMINATION OF GUARANTY.

        (a) Except as set forth in clause (b) below, this Guaranty shall be terminated as to a particular Mortgage Loan and Guarantor shall be released from all liability with respect to a particular Mortgage Loan at such time as GMAC-CM has notified Guarantor in writing that the related Mortgaged Property has satisfied the Conforming Loan Criteria. GMAC-CM agrees to provide Guarantor with such notice promptly after confirming to GMAC-CM's satisfaction, in its sole discretion, that the Conforming Loan Criteria have been satisfied.

        (b) This Guaranty shall continue in effect as to all Mortgage Loans which have not satisfied the Conforming Loan Criteria. With respect to each Mortgage Loan which has satisfied the Conforming Loan Criteria, this Guaranty shall continue in effect (i) with respect to all obligations and liabilities of Guarantor under Section 19, and (ii) as provided in Section 12(b).

11.     PRIMARY LIABILITY OF GUARANTOR.
        -------------------------------

        (a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment. Guarantor shall be liable, with respect to each Mortgage Loan for the payment of all indebtedness described herein up to the Maximum Amount applicable to such loan (up to such ceiling, in the aggregate for all Mortgage Loans, the "Guaranteed Obligations"), as set forth in this Guaranty, as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require GMAC-CM to take prior recourse or proceedings against any collateral, security or Person whatsoever.

        (b) Guarantor hereby agrees that in the event of the occurrence of a default of an obligation of Guarantor hereunder which continues beyond applicable notice and grace periods, if any, (individually and collectively an "Event of Default"), then upon the occurrence of such Event of Default, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of GMAC-CM, and Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default, or notice of acceleration or of intent to, or any other notice whatsoever, without any notice having been given to Guarantor or Mortgagor previous to such demand of the acceptance by GMAC-CM of this Guaranty, and without any notice having been given to Guarantor or Mortgagor previous to such demand of the creating or incurring of such indebtedness, all such notices being hereby waived by Guarantor, pay all damages and all costs and expenses, up to the then Maximum Amount, that may arise in consequence of any such Event of Default (including any and all costs and expenses incurred by GMAC-CM in connection with the collection and enforcement of this Guaranty or any portion thereof including all reasonable attorneys' fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, and it shall not be necessary for GMAC-CM, in order to enforce such payment by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Mortgagor or others liable on such indebtedness or to institute suit or pursue or exhaust any rights or remedies against Mortgagor and all other Guarantor or other sureties of the Guaranteed Obligations or to enforce any rights against any security that shall ever have been given to secure such indebtedness, or to joint Mortgagor or any others liable for the payment of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment of the Guaranteed Obligations; provided, however, except as specifically set forth above, nothing herein contained shall prevent GMAC-CM from suing on the Mortgage Note or foreclosing the Mortgage or from exercising any other rights thereunder, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Mortgage Note and Mortgage, and GMAC-CM shall not be required to institute or prosecute proceedings to recover any deficiency or alleged breach of non-recourse covenants or conditions as a condition of payment hereunder or enforcement hereof; provided, however, GMAC-CM shall use reasonable efforts, taking into account all facts and circumstances, to recover any Loss amount and remit the same to Guarantor. At any sale of the Mortgaged Property or other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, GMAC-CM may at its discretion purchase all or any part of the Mortgaged Property or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Mortgage Note and Mortgage.

        (c) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of GMAC-CM against any party hereto. Any time that GMAC-CM is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment.

12.     CERTAIN AGREEMENTS AND WAIVERS BY GUARANTOR.

        (a) Guarantor hereby agrees that neither GMAC-CM's rights or remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                (i) any limitation of liability or recourse in any other Loan Document or arising under any law;

                (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

                (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

                (iv) any homestead exemption or any other exemption under applicable law;

                (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor's recourse against any Person or collateral:

                (vi) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by GMAC-CM covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Mortgagor or any other party liable, directly or indirectly, for the payment of any or all of the Guaranteed Obligations;

                (vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Mortgagor or any other party at any time liable for the payment of any or all of the Guaranteed Obligations;

                (viii) either with or without notice to or consent of Guarantor, except as required under Section 4(d) above: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes in the final plans and specifications and other terms or aspects of construction of the improvements at the Mortgaged Property) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by GMAC-CM to Mortgagor, Guarantor, and/or any other Person at any time liable for the payment of any or all of the Guaranteed
Obligations:

        (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of GMAC-CM to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations; provided, however, GMAC-CM shall use reasonable efforts, taking into account all facts and circumstances, to recover any Loss amount and to remit the same to Guarantor.

        (x) any failure of GMAC-CM to notify Guarantor, to the extent required under Section 4(d) above, of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by GMAC-CM against Mortgagor or any security or other recourse, or of any new agreement between GMAC-CM and Mortgagor, it being understood that GMAC-CM shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding the Mortgagor, including any changes in the business or financial condition of the Mortgagor, and Guarantor acknowledges and agrees that GMAC-CM shall have no duty to notify Guarantor of any information which the GMAC-CM may have concerning the Mortgagor.

        (xi) if any requirement for any reason that GMAC-CM is required to refund any payment by Mortgagor to any other party liable for the payment of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

        (xii) the making of advances by GMAC-CM to protect its interest in the Mortgaged Property, preserve the value of the Mortgaged Property or for the purpose of performing any term or covenant contained in any of the Loan Documents;

        (xiii) the existence of any claim, counterclaim, set-off, recoupment, reduction or defense based upon any claim or other right that Guarantor may at any time have against Mortgagor, GMAC-CM, or any other Person, whether or not arising in connection with this Guaranty, the Mortgage Note, the Loan Agreement, or any other Loan Document;

        (xiv) the unenforceability of all or any part of the Guaranteed Obligations against Mortgagor, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Mortgagor has any valid defense, claim or offset with respect thereto, or because Mortgagor's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Mortgagor or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Mortgagor or any other party in any action to obtain payment of any or all of the Guaranteed Obligations); or

            (xv) any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Mortgagor or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by GMAC-CM.

      (b) In the event any payment by Mortgagor, Guarantor or any other Person to GMAC-CM is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason GMAC-CM is required to refund such payment or pay the amount thereof to any other party, such payment by Mortgagor, Guarantor or any other Person to GMAC-CM shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by GMAC-CM of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by GMAC-CM or paid by GMAC-CM to Guarantor or another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by GMAC-CM and any attorneys' fees, costs and expenses paid or incurred by GMAC-CM in connection with any such event. It is the intent of Guarantor and GMAC-CM that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. GMAC-CM shall be entitled to continue to hold this Guaranty in its possession for so long as may be necessary (including any bankruptcy "preference" periods following the satisfaction of all Guaranteed Obligations) to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of GMAC-CM hereunder.

      (c) If acceleration of the time for payment of any amount payable by Mortgagor under the Mortgage Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by GMAC-CM.

      13. SUBORDINATION. If, for any reason whatsoever, Mortgagor and/or Candlewood is now or hereafter becomes indebted to Guarantor for any payments made under this Guaranty:

      (a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Mortgagor and/or Candlewood securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

      (b) Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Mortgagor and/or Candlewood to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed;

      (c) Guarantor hereby assigns and grants to GMAC-CM a security interest in all such indebtedness and security therefor, if any, of Mortgagor and/or Candlewood to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Mortgagor and/or Candlewood as debtor, GMAC-CM shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Mortgagor and/or Candlewood to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions. Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall pay the same to GMAC-CM immediately. Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for GMAC-CM and shall have absolutely no dominion over the same except to pay it immediately to GMAC-CM; and

        (d) Guarantor shall promptly upon request of GMAC-CM from time to time execute such documents and perform such acts as GMAC-CM may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section, including execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to GMAC-CM of any promissory notes or other instruments evidencing indebtedness of Mortgagor and/or Candlewood to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Mortgagor and/or Candlewood to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

14. OTHER LIABILITY OF GUARANTOR OR MORTGAGOR. GMAC-CM agrees that, without the prior written consent of Guarantor, GMAC shall not extend to a particular Mortgagor any debt ("Additional Debt") other than the Indebtedness outstanding under the Indebtedness outstanding under the Mortgage Loan to such Mortgagor, provided, however, to the extent that Guarantor has received a Forward Commitment or other written notification regarding any such Additional Debt and has not objected in writing to GMAC-CM prior to the closing of such Additional Debt. Guarantor shall be deemed to have consented to the issuance of such Additional Debt by GMAC-CM. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Mortgagor to GMAC-CM other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of GMAC-CM hereunder shall be cumulative of any and all other rights that GMAC-CM may have against Guarantor. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given.

15. GMAC-CM ASSIGNS. This Guaranty is for the benefit of GMAC-CM and GMAC-CM's successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations.

16. BINDING EFFECT. This Guaranty is binding not only on Guarantor, but also on Guarantor's successors and assigns; provided, however, (a) Guarantor may not, without the prior written consent of GMAC-CM, assign any of its rights, powers, duties or obligations hereunder and (b) Guarantor shall provide prior written notice to GMAC-CM if any of the obligations of Guarantor hereunder are to become binding on a successor to Guarantor.

17. GOVERNING LAW; FORUM. This Guaranty is an agreement executed under seal, and its validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. If any Guarantor is a corporation, the designation "(SEAL)" on this Guaranty shall be effective as the affixing of such Guarantor's corporate seal physically to this Guaranty. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any of the Mortgaged Property is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which GMAC-CM received actual notice from Guarantor in accordance with said Section, and service so made shall be complete when received or when delivery is refused by Guarantor. Nothing herein shall affect the right of GMAC-CM to serve process in any manner permitted by law or limit the right of GMAC-CM to bring proceedings against Guarantor in any other court or jurisdiction.

18. INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

19. ATTORNEYS' FEES AND COSTS OF COLLECTION. Guarantor acknowledges that the Maximum Amount of the Guaranteed Obligations shall be increased by all fees, costs, interest and other sums described in this Section. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by GMAC-CM in the enforcement of or preservation of GMAC-CM's rights under this Guaranty including all reasonable attorneys' fees and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on (i) any Guaranteed Obligations not paid when due in accordance with the provisions of this Guaranty, and (ii) any expenses or other sums due to GMAC-CM under this Section that are not paid when due, in each case at an annual rate equal to three percent (3%) over the prime rate published from time to time by The Wall Street Journal. Guarantor's obligations and liabilities under this Section shall survive any payment or discharge in full of the Guaranteed Obligations. Notwithstanding the foregoing, it is understood and agreed, in the event that Guarantor is the prevailing party in any suit between GMAC-CM and Guarantor,
(a) GMAC-CM shall not be entitled to collect its attorneys' fees, expenses, investigation costs or court costs from Guarantor and (b) GMAC-CM shall reimburse Guarantor for its reasonable attorneys' fees, expenses, investigation costs and court costs related to such suit.

20. PAYMENTS. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

21. CONTROLLING AGREEMENT. It is not the intention of GMAC-CM or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and GMAC-CM.

22. REPRESENTATIONS, WARRANTIES, AND GENERAL COVENANTS OF GUARANTOR. Guarantor hereby represents, warrants, and covenants that (a) Guarantor owns a substantial equity interest in Candlewood and Guarantor will derive a material and substantial benefit, directly or indirectly, from the agreement of GMAC-CM to issue the Forward Commitment; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (e) Guarantor will indemnify GMAC-CM from any loss, cost or expense as a result of any representation or warranty of Guarantor being false, incorrect, incomplete or misleading in any material respect; (f) there is no litigation pending or, to the knowledge of Guarantor, threatened before or by any tribunal against or affecting Guarantor which would materially and adversely affect its ability to perform hereunder; (g) all financial statements and information heretofore furnished to GMAC-CM by Guarantor do, and all financial statements and information hereafter furnished to GMAC-CM by Guarantor will, fairly present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor's operations for the periods therein specified; (h) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (i) Guarantor acknowledges that, except to the extent set forth in the Participation Agreement, GMAC-CM has no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Mortgagor or any change therein; (j) Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from the Mortgagor or any other Person; (k) Guarantor has read and fully understands the provisions contained in the Forward Commitment (including without limitation, the Approved Project Costs described therein) and in the Mortgage Note, the Building Loan Agreement, the Mortgage, the Environmental Indemnity, and the other Mortgage Loan Documents; and (l) unless Guarantor has notified GMAC-CM in writing prior to the execution of any Forward Commitment for a particular Mortgage Loan. Jack P. DeBoer has not been fired from and remains a senior officer of Candlewood, with significant day to day decision-making authority. Guarantor's representations, warranties and covenants are a material inducement to GMAC-CM to enter into the Forward Commitment and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Mortgagor, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

23. FINANCIAL COVENANTS. Guarantor hereby covenants and agrees that so long as any of the Guaranteed Obligations remain unpaid:

        (a) MINIMUM NET WORTH. Guarantor shall not permit its Net Worth to be less than $154 million;

        (b) DEBT TO NET WORTH. Guarantor shall not permit the ratio of its Debt to Net Worth to exceed 2-1/2:1;

        (c) CASH FLOW FROM OPERATIONS. Guarantor shall not permit its Net Cash Provided By Operating Activities, as reflected in its financial statements, whether audited or unaudited, reported from time to time with the U.S. Securities and Exchange Commission, to be negative for any fiscal year or for any two (2) successive calendar quarters; and

        (d) MATERIAL ADVERSE CHANGE. Guarantor shall not permit a change in its financial condition which could materially and adversely affect its ability to satisfy any or all of the Guaranteed Obligations hereunder; provided, however, this covenant shall not have been breached or violated unless and until (i) within thirty (30) days after written notice by GMAC-CM to Guarantor of a potential material adverse change, Guarantor has not provided to GMAC-CM a reasonable written explanation regarding why such event should not be considered a material adverse change, (ii) GMAC-CM has determined, and has notified Guarantor, within thirty (30) days of receipt of Guarantor's explanation, that such explanation is not satisfactory to allay GMAC-CM's concerns regarding the material adverse change, and (iii) within sixty (60) days of such second notice from GMAC-CM, Guarantor has not cured such adverse event or provided alternative comfort satisfactory to GMAC-CM regarding the same.

        Breach of one or more of the foregoing covenants will not constitute an Event of Default of Guarantor hereunder, provided Guarantor timely performs its obligations under Section 8(b) and, when applicable, Section 8(c) above.

        From and after such time, if any, as Guarantor is no longer a corporation whose stock is publicly traded, Guarantor covenants and agrees to promptly provide to GMAC-CM annual financial statements for Guarantor, audited by an independent public accounting firm reasonably acceptable to GMAC-CM, together with such additional financial information and reports as GMAC-CM may periodically request.

24. NOTICES. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified near the signature blocks of this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt, provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

25. CUMULATIVE RIGHTS. The exercise by GMAC-CM of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. GMAC-CM shall have all rights, remedies and recourses afforded to GMAC-CM by reason of this Guaranty or any other Loan Document or by law or equity or otherwise; and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of GMAC-CM, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by GMAC-CM shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of GMAC-CM with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by GMAC-CM.

26. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any default in the payment when due of any of the Guaranteed Obligations, GMAC-CM is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, without notice to any Person (any such notice being expressly waived by Guarantor to the fullest extent permitted by applicable law), to set off and apply any and all deposits, funds, or assets at any time held and other indebtedness at any time owing by GMAC-CM to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, whether or not GMAC-CM shall have made any demand under this Guaranty or exercised any other right or remedy hereunder. GMAC-CM will promptly notify Guarantor after any such set-off and application made by GMAC-CM, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of GMAC-CM under this Section are in addition to the other rights and remedies

(including other rights of set-off) that GMAC-CM may have and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by GMAC-CM. The foregoing rights shall not apply to any commercial paper or publicly traded debt or securities of GMAC-CM held by Guarantor.

27. SUBROGATION. Notwithstanding anything to the contrary contained herein but subject to the provisions of Section 6(c) hereof, (a) Guarantor shall not have any right of subrogation in or under any of the Loan Documents or any right, title or interest in and to any security or right of recourse for the Indebtedness, until the Indebtedness has been fully and finally paid, and as set forth in the Participation Agreement. Guarantor's participation in a Mortgage Loan will be fully subordinate to GMAC-CM's interests therein, and (b) if Guarantor is or becomes an "insider" (as defined in Section 101 of the United States Bankruptcy Code) with respect to Mortgagor, then Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against Mortgagor with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by GMAC-CM), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that Guarantor shall not be deemed to be a "creditor" (as defined in Section 101 of the United States Bankruptcy Code) of Mortgagor by reason of the existence of this Guaranty in the event that Mortgagor or Guarantor becomes a debtor in any proceeding under the United States Bankruptcy code. This waiver is given to induce GMAC-CM to make the Loan as evidenced by the Mortgage Note to the Mortgagor.

28. FURTHER ASSURANCES. Guarantor at Guarantor's expense will promptly execute and deliver to GMAC-CM upon GMAC-CM's reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty. Notwithstanding the generality of the foregoing, Guarantor agrees to promptly execute and deliver a written confirmation of this Guaranty at the request of GMAC-CM from time to time, including at such times as GMAC-CM has extended, renewed, supplemented, modified or assigned the Loan.

29. NO FIDUCIARY RELATIONSHIP. The relationship between Guarantor and GMAC-CM is solely that of guarantor and beneficiary. GMAC-CM has no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of GMAC-CM.

30. INTERPRETATION. If this Guaranty is signed by more than one Person as "Guarantor", then the term "Guarantor" as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such undersigned Person, jointly and severally and GMAC-CM may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or
(ii) pursue rights and remedies under the Mortgage and/or applicable law with respect to the Mortgaged Property or any other Mortgage Loan Documents. The term "GMAC-CM" shall be deemed to include any subsequent holder(s) of the Mortgage Note. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other genders. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Mortgage Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. The terms "include" and "including" shall be interpreted as if followed by the words "without limitation". All references in this Guaranty to sums denominated in dollars or with the symbol "$" refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. For purposes of this Guaranty, "Person" or "Persons" shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.

31. TIME OF ESSENCE. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

32. EXECUTION. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

33. ENTIRE AGREEMENT. This Guaranty embodies the entire agreement between GMAC-CM and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to GMAC-CM. This Guaranty may not be modified, amended or superseded except in a writing signed by GMAC-CM and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

34. WAIVER OF JURY TRIAL. GMAC-CM AND GUARANTOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND GMAC-CM MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GMAC-CM, AND GUARANTOR AND GMAC-CM HEREBY REPRESENT, EACH ON ITS RESPECTIVE BEHALF, THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR AND GMAC-CM FURTHER REPRESENT AND WARRANT, EACH ON ITS RESPECTIVE BEHALF, THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF EACH PARTY'S RESPECTIVE FREE WILL, AND THAT EACH HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

35. CONSENT TO JURISDICTION. GMAC and Guarantor each irrevocably submit generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of any state or federal court sitting in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of, or relating to, this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. GMAC and Guarantor irrevocably waive, to the fullest extent permitted by law, any objection that each may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon GMAC and Guarantor and may be enforced in any court in which GMAC and Guarantor are subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon Guarantor as permitted by applicable law.

        THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        IN WITNESS WHEREOF, Guarantor and GMAC-CM duly executed this Guaranty under seal as of the date first written above.


Address of Guarantor              DOUBLETREE CORPORATION, a Delaware corporation


410 N. 44th St.                   By: /s/ David L. Stivers
---------------------------          --------------------------------------
Suite 700                            Name: David L. Stivers
---------------------------                --------------------------------
Phoenix, AZ 85008                    Title: Senior Vice President
---------------------------                --------------------------------


GMAC Commercial Mortgage           GMAC-COMMERCIAL MORTGAGE CORPORATION, a
 Corporation                       California corporation
 8614 Westwood Center Drive
 Suite 630
 Vienna, Virginia 22182-2233
 Attn: David B. Post
 Fax No. (703) 749-4399            By: /s/ David B. Post
                                      -----------------------------------------
                                      Name: David B. Post
                                           ------------------------------------
                                      Title: Senior Vice President
                                            -----------------------------------